                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.__)

FILED BY THE REGISTRANT /x/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

Check the appropriate box:
/ /    Preliminary Proxy Statement
/x/    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
/ /    Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

                         WIRELESS XCESSORIES GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/    No fee required.
/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

/ /    Fee paid previously with preliminary materials.

       / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

                         WIRELESS XCESSORIES GROUP, INC.
                              1840 COUNTY LINE ROAD
                      HUNTINGDON VALLEY, PENNSYLVANIA 19006
                                 (215) 494-0111

                    Notice of Annual Meeting of Stockholders
                        To Be Held on September 10, 2001

To holders of shares of common stock:

         You are invited to be present either in person or by proxy at the annual meeting of stockholders of Wireless Xcessories Group, Inc. to be held at its principal executive offices located at 1840 County Line Road, Huntingdon Valley, Pennsylvania 19006, on Monday, September 10, 2001, beginning at 10:00 a.m., local time, for the following purposes:

         1.  To elect six (6) directors for the coming year;

         2. To ratify the selection of BDO Seidman, LLP as the company's independent auditors for the year ending December 31, 2001; and

         3. To transact any other business as may properly come before the meeting or any postponements or adjournments.

         Management presently knows of no other business to be presented at the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will vote with their judgment on those matters.

         The board of directors has fixed the close of business on July 20, 2001 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments. To make sure that your vote is counted, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting in person. A self-addressed, postage paid envelope is enclosed for your convenience. If you do attend the meeting, you may then withdraw your proxy and vote your shares in person. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies which are returned properly signed but unmarked will be voted in favor of proposals made by the company.

                                             By order of the board of directors,

                                             /s/ Christopher F. McConnell
                                             ----------------------------
                                             Christopher F. McConnell
August 13, 2001                              Chairman of the Board
Huntingdon Valley, Pennsylvania



                             Your vote is important.

PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                         WIRELESS XCESSORIES GROUP, INC.
                              1840 County Line Road
                      Huntingdon Valley, Pennsylvania 19006
                                 (215) 494-0111

                                 PROXY STATEMENT
                     FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 10, 2001

                               GENERAL INFORMATION

         This proxy statement is furnished in connection with the solicitation by the board of directors of Wireless Xcessories Group, Inc. (the "Company") of proxies to be voted at its annual meeting of stockholders on Monday, September 10, 2001, to be held at 10:00 a.m., local time, at its offices located at 1840 County Line Road, Huntingdon Valley, Pennsylvania and at any adjournments or postponements, for the purposes set forth in the accompanying notice of the meeting. This proxy statement, the foregoing notice and the enclosed proxy card will first be mailed to stockholders entitled to vote on or about August 13, 2001.

         Sending a signed proxy will not affect a stockholder's right to attend the meeting and vote in person because the proxy is revocable. Any stockholder giving a proxy has the power to revoke it by returning to the Company prior to the annual meeting a proxy bearing a later date, by attending the meeting and voting in person or by otherwise giving written notice to the Secretary of the Company at any time before the proxy is exercised.

         When your proxy card is returned properly signed, those shares will be voted in accordance with your instructions. The board knows of no matters that are likely to be brought before the meeting, other than the matters specifically referred to in the notice of the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the meeting, will be authorized to vote or otherwise act with their judgment in those matters. In the absence of instructions, the shares represented at the meeting by the enclosed proxy will be voted "FOR" the nominees for director and "FOR" the ratification of the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

                             SOLICITATION OF PROXIES

         The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telecopy by officers or other regular employees of the Company, without additional compensation to those officers and other employees. The Company is required to pay, upon request, the reasonable expenses incurred by record holders of common stock, who are brokers, dealers, banks, voting trustees or other nominees for mailing proxy material and annual stockholder reports to any beneficial owners of common stock they hold of record.

                            QUORUM AND VOTING RIGHTS

         Holders of record of the Company's common stock, as of the close of business on July 20, 2001, the record date, will be entitled to notice and to vote at the meeting and at any adjournments. Holders of shares of common stock are entitled to vote on all matters brought before the meeting.

         As of July 20, 2001, there were 5,181,030 shares of common stock outstanding and entitled to vote on all matters. Each outstanding share of common stock entitles the holder to one vote. The presence in person or by proxy of the holders of a majority of the outstanding common stock is necessary to constitute a quorum at the meeting. Abstentions will be counted for the purpose of determining whether a quorum is present at the meeting.

         Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election of directors, the plurality requirement is not a factor. The holders of common stock are not entitled to cumulate their votes in the election of directors. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal. We expect that brokers will be entitled to vote on this proposal, but any broker non-vote will have no effect on the outcome of the proposal.

         The ratification of the board's selection of the Company's auditors and any other matters brought before the meeting will require the favorable vote of a majority of the votes cast at the meeting by the holders of stock entitled to vote at the meeting. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal. We expect that brokers will be entitled to vote on this proposal, but any broker non-vote will have no effect on the outcome of this proposal.

         The Company is not aware of any matter, other than as referred to in this proxy statement, to be presented at the meeting.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         At the meeting, the stockholders will elect all six directors for a term ending at the next annual meeting of stockholders and each that director's successor is duly elected and qualified.

         The table below sets forth the name of each person nominated by the board to serve as a director for the coming year and the executive officers of the Company. All of the nominees are currently directors of the Company with terms expiring at the meeting. Each nominee has consented to be named as a nominee and, to the present knowledge of the Company, is willing to serve as a director if elected. Should any of the nominees not remain a nominee at the end of the meeting (a situation which is not anticipated), solicited proxies will be voted in favor of those who remain as nominees and may be voted for substitute nominees. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted "FOR" the election of Christopher F. McConnell, Stephen Rade, Bradley T. MacDonald, Barbara M. Henagan, Allan S. Kalish and Christopher C. Cole.

                                                                            Year First Elected
Nominees/Officers           Position                                 Age      as a Director
-----------------           --------                                 ---    ------------------
Christopher F. McConnell    Chairman of the Board                     48          1998
Stephen Rade                President, Chief Executive Officer        63          1996
                            and Director
Bradley T. MacDonald        Director                                  53          1999
Barbara M. Henagan          Director                                  42          1999
Allan S. Kalish             Director                                  76          1998
Christopher C. Cole         Director                                  46          2000
Ronald E. Badke             Chief Financial Officer and Secretary     55          n/a

         The principal occupations and qualifications of each nominee for director and the executive officers are as follows:

Nominees

         Mr. McConnell has been Chairman of the Board of the Company since December 1998. In addition, he is a principal of The Founders Group, an organization dedicated to helping launch new, technology-based companies. Mr. McConnell also co-founded CFM Technologies, Inc., a semiconductor capital equipment company, and serves as Chairman of the Board at Mi8 Corporation, a leading application service provider (ASP).

         Mr. Rade has been President and Chief Executive Officer of the Company since June 1998. From 1996 until June 1998, he was Executive Vice President of the Company. He has been a director since April 1996. He was the President, Chief Executive Officer and a director of Advanced Fox Antenna, Inc., a wholly owned subsidiary of the Company, from the time he founded that company in 1990 until it was merged into the Company in the first quarter of 2001.

         Mr. MacDonald was elected a director of the Company in March 1999. He is also Chairman of the Board and Chief Executive Officer of Medifast, Inc. (MDFT. OB). On January 28, 1998 he was appointed as Program Director of the U.S. Olympic Coin Program of the Atlanta Centennial Olympic Games. Mr. MacDonald was previously employed by the Company as its Chief Executive Office from September 1996 to August 1997. From 1991 through 1994, Colonel MacDonald returned to active duty to be Deputy Director and Chief Financial Officer of the Retail, Food, Hospitality and Recreation Businesses for the United States Marine Corps. Prior thereto, Mr. MacDonald served as Chief Operating Officer of the Bonneau Sunglass Company, President of Pennsylvania Optical Co., Chairman and CEO of MacDonald and Associates, which had major financial interests in retail drug, consumer candy and pilot sunglass companies. Mr. MacDonald was national president of the Marine Corps Reserve Officers Association and retired from the United States Marine Corps Reserve as a Colonel in 1997, after 27 years of service.

         Ms. Henagan was elected a director of the Company in March 1999. From 1982 to 1999, she was a Senior Managing Director of Bradford Ventures, Ltd. Since July 1999, she has served as Manager of Linx Partners. Ms. Henagan also serves on the Board of Directors of General Bearing Corporation and Hampton Industries, both public companies.

         Mr. Kalish has been a director of the Company since 1998. He is the owner of Kalish & Associates, a consulting firm specializing in marketing, advertising and public relations, which he founded in 1986. Kalish & Associates serves advertisers, marketers and advertising agencies throughout the country, including three New York Stock Exchange companies. Prior to founding Kalish & Associates, Mr. Kalish managed Kalish & Rice, Inc., one of the largest advertising agencies in Philadelphia. Mr. Kalish served as a member of the Board of Directors of Checkpoint Systems, Inc., a New York Stock Exchange listed company, from 1993 to 1997.

         Mr. Cole was elected a director of the Company in February 2000. He currently is a private investor and runs Cole Consulting in Cincinnati, Ohio. Until the acquisition of Pinnacle Automation by FKI, Plc. in early 2000, Mr. Cole was employed by Pinnacle Automation as its Chief Operating Officer and served as a director of Pinnacle Automation since June 1997 and as Executive Vice President from March 1994 to June 1997. Mr. Cole served as a Vice President of Cincinnati Milacron, from 1987 through March 1994.

Other Officer

         Mr. Badke has been Chief Financial Officer of the Company since November 1995 and Secretary of the Company since March 1999. He was a Senior Vice President and the Chief Financial Officer of Shoe Town Inc. from 1984 through September 1994, positions he later held (September to November 1995) with Natures Elements. Mr. Badke, a certified public accountant, had been a consultant from October 1994 through August 1995.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES
PRESENTED.

Meetings and Committees of the Board

         During the year ended December 31, 2000, the Company's board of directors held four meetings. Each member of the board of directors attended at least three of the four meetings. The board has an Audit Committee and a Compensation and Stock Option Committee but does not have an executive committee or a nominating committee.

         The Audit Committee of the board of directors consists of Mr. MacDonald, Ms. Henagan and Mr. Cole. The Audit Committee is composed entirely of independent directors according to the definition of "independence" set forth in Rule 4200(a)(15) of the National Association of Securities Dealer's listing standards. The duties and responsibilities of the Audit Committee are described in the Company's Audit Committee Charter attached to this proxy statement as Appendix A and include, among other things, review of the Company's financial statements, consideration of the nature and scope of the work to be performed by the Company's independent auditors, discussion of the results of such work, the receipt from such auditors of their letters to management which evaluate (as part of their annual audit of the Company's financial statements) the internal accounting control systems of the Company and meeting with representatives of management to discuss particular areas of the Company's operations. The Audit Committee held five meetings during 2000 and each member participated in all meetings.

         The Compensation and Stock Option Committee consists of Mr. Kalish, Ms. Henagan and Mr. Cole. Its principal duties are the administration of the 1995 Stock Option Plan and the review and determination of the executive officers' compensation program. The Compensation and Stock Option Committee held two meetings during 2000 and each member participated in both meetings.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has reviewed and discussed the company's audited financial statements with both the company's management and the company's independent auditors, Arthur Andersen LLP. The company's management has advised the Audit Committee that all such audited financial statements were prepared in accordance with generally accepted accounting principles.

         The Audit Committee has discussed with Arthur Andersen LLP certain matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has also discussed with Arthur Andersen LLP their independence from the company and its management. The Audit Committee has received the written disclosures and letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, Independence with Audit Committees, disclosing all relationships between Arthur Andersen LLP and its related entities and the company. In addition to the information provided by Arthur Andersen LLP, the Audit Committee considered the level of audit and non-audit services provided by Arthur Andersen LLP in determining that they were independent.

         Based on the review and discussions described above, the Audit Committee recommended to the company's board of directors that the company's audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2000 when filed with the Securities and Exchange Commission.

                                                 Bradley T. MacDonald (Chairman)
                                                 Barbara M. Henagan
                                                 Christopher C. Cole

Fees Paid to Arthur Andersen During the 2000 Fiscal Year

         For the year ended December 31, 2000, Arthur Andersen LLP, the company's independent auditors for the 2000 fiscal year, billed the Company aggregate fees as follows:

                  Audit Fees                                  $197,500
                  Financial Information Systems
                  Design and Implementation Fees              $      0
                  All Other Fees                              $ 47,330


             PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF AUDITORS

         The board has selected BDO Seidman, LLP as the Company's independent auditors for the year ending December 31, 2001 and the stockholders are asked to ratify this selection. BDO Seidman, LLP has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of BDO Seidman, LLP are expected to attend the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Arthur Andersen LLP audited the Company's financial statements for the fiscal year ended December 31, 2000. During April 2001, the Company chose to change auditors for financial reasons. Representatives of Arthur Andersen LLP will not be present at the meeting.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

                              CHANGE IN ACCOUNTANTS

         By letter dated October 25, 1999, the Company terminated the engagement of Deloitte and Touche LLP ("Deloitte") as the Company's independent auditors, effective as of that date. On October 25, 1999, the Company engaged the independent certified public accounting firm of Arthur Andersen LLP ("AA") who audited the Company's consolidated financial statements for the years ended December 31, 1999 and 2000.

         By letter dated April 11, 2001, the Company terminated the engagement of AA as the Company's independent auditors, effective immediately. During April 2001, the Company engaged the independent certified accounting firm of BDO Seidman, LLP to audit the Company' s consolidated financial statement for the year ended December 31, 2001. The Audit Committee approved both the termination of AA and the engagement of BDO Seidman, LLP.

         Neither Deloitte's nor AA's reports on the Company's consolidated financial statements at and for the year and period ended December 31, 1998, and at and for each of the years in the two year period ended December 31, 2000, as applicable, contained any adverse opinion, disclaimer of opinion or was qualified or modified as to any uncertainty of the audit's scope or accounting principles. There were no disagreements between the Company and either Deloitte or AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to such accountant's satisfaction, would have caused such accountant to make reference to the subject matter of the disagreement in connection with its report on the consolidated financial statements of the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table sets forth the compensation for services rendered in all capacities to the Company and subsidiaries by the Chief Executive Officer and the Company's other executive officer for the years ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE


                               Annual Compensation

Name and Position                             Year                   Salary
-----------------                             ----                   ------
Stephen Rade                                  2000                  $198,000
   Chief Executive Officer,                   1999                   398,000(1)
   President and Director                     1998                   350,000(2)

Ronald E. Badke                               2000                  $135,000
   Chief Financial Officer and                1999                   135,000
   Secretary                                  1998                   135,000
-------------
(1) Includes a bonus of $200,000 earned in 1999 and payable in 2000.
(2) Includes a bonus of $200,000 earned in 1998 and deferred pursuant to an agreement relating to the acquisition of Advanced Fox Antenna, Inc.


                        OPTION GRANTS IN LAST FISCAL YEAR

         Under the Wireless Xcessories Group, Inc. 1995 Stock Option Plan, the board of directors or a stock option committee appointed by the board may grant stock options to officers, key employees, directors and independent consultants of the Company. Currently, 1,000,000 shares of the Company's common stock are eligible for grants under the plan.

         The following table sets forth the details of the options granted during and held at December 31, 2000 by the executive officers. Mr. Rade was not granted options under the plan during the year 2000.

    Option Granted in Last Fiscal Year


                                         % of                                      Potential Realized
                         Number of       Total                                     Value at Assumed
                         Securities      Options                                   Annual Rates of Stock
                         Underlying      Granted to     Exercise                   Price Appreciation
                         Options         Employees      Price        Expiration    for Option Term
     Name                Granted         During 2000    ($/SH)       Date          5%($)       10%($)
     ----                -------         -----------    ------       ----          ------------------
Ronald E. Badke          20,000           14.4%         $1.438       5/23/10       $46,847    $74,546

         The following table sets forth the number of shares, which underlie unexercised options held at December 31, 2000 by the executive officers. Neither of the executive officers exercised options during the year ended December 31, 2000.

Fiscal Year End Option Values

                     Number of Shares
                     Underlying Unexercised      Value of Unexercised
                     Options at Fiscal           In-the-Money Options
                     Year End                    at Fiscal Year End
                     Exercisable/                Exercisable/
Name                 Unexercisable               Unexercisable
----                 -------------               -------------
Stephen Rade           25,000/0                       $0/$0
Ronald E. Badke        69,000/16,000                  $0/$0

Employment Agreements

              The employment agreements between the Company and each of Messrs. Rade and Badke terminated on April 1999 and March 1999, respectively.

Compensation of Directors

         The Company does not pay a fee to its directors. It reimburses those directors who are not employees of the Company for their expenses incurred in attending meetings.

         In addition, the Company recently approved the annual grant of options to purchase the Company's common stock to certain directors in accordance with the 1995 Stock Option Plan. Specifically, the board approved the following grants:

             o to the chairperson of the board: an option to purchase 15,000 shares of common stock (the "Chairperson Options");

             o to every other director: an option to purchase 8,000 shares of common stock (the "Director Options"); and

             o to each director who is a member of a board committee: an option to purchase 3,000 shares of common stock multiplied by the number of committees on which the director sits ("Committee Options").

         A director who receives Chairperson Options may not also receive Director Options, unless the board determines otherwise.

         Half of these options vest on the date they are granted, with the remaining half vesting one year later; provided that these options will terminate if the director receiving them does not attend at least 75% of the meetings of the board (or meetings of the applicable board committee, in the case of Committee Options) held during the one year period following the date the options are granted.


         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation and Stock Options Committee (the "Committee") is authorized to review and make recommendations to the board as to the compensation in cash or other forms for its executive officers, as described below. The Committee currently has three members, Mr. Allan S. Kalish, Mr. Christopher C. Cole and Ms. Barbara M. Henagan.

COMPENSATION MIX

         The Company's executive compensation packages generally include three components: base salary, a discretionary annual cash bonus and stock options. The Committee generally reviews, and makes any changes to, the base salary and bonus of each executive officer as of the beginning of each calendar year.

Base Salary

         The Company's compensation policy is to provide for base salaries, which are comparable to the compensation paid to executive officers of equivalent competency and responsibilities by companies of comparable size and capitalization both in and out of the cellular accessories industry.

Discretionary Cash Bonus

         The Committee believes that discretionary cash bonuses are useful on a case-by-case basis to motivate and reward executive officers. Bonuses for executive officers are not guaranteed, but are awarded from time to time only in the discretion of the Committee. Criteria for bonuses for executive officers range from success in increasing revenues to attracting equity capital.

Stock Options

         Grants of stock options under the 1995 Stock Option Plan are designed to promote the identity of the long-term interests between the Company's executives and its stockholders and to assist in the retention of executives. Since stock options granted by the Company generally become exercisable over a multi-year period, their ultimate value is dependent upon the long-term appreciation of the Company's stock price and the executive's continued employment with the Company. In addition, grants of stock options may result in an increase in executive officers' equity interests in the Company, thereby providing such persons with the opportunity to share in the future value they are responsible for creating.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Until its termination in April 1999, Mr. Rade's employment agreement set forth his compensation package. In 1999, the Committee increased Mr. Rade's base salary and granted him a bonus equal to the bonuses he received in each of the previous two years. In 2000, the committee did not grant Mr. Rade a bonus or an increase in base salary. The Committee has determined that this package is competitive with that of chief executives of certain other companies in the same or similar industries at comparable stages of development. In addition, in order to align Mr. Rade's interests with the long-term interests of the Company's stockholders, the Committee attempts to make a significant portion of the value of his total compensation dependent on the long-term appreciation of the Company's stock price.

         The Committee believes that Mr. Rade's performance as Chief Executive Officer of the Company must be evaluated almost exclusively using subjective criteria, including the Committee's evaluation of the Company's progress in attracting and retaining senior management, identifying new products and market segments and developing the Company's internet business strategy.

         In determining Mr. Rade's compensation package, the Committee considered the following accomplishments of the Company during calendar year:

             o final disposition of its unprofitable battery assembly and distribution segment;

             o the increased sales volume in 2000 and ongoing development of the Company's management, warehousing and distribution infrastructure; and

             o achievement of net income of $246,576 in year 2000 after two consecutive prior years of large losses.

                                                      Compensation Committee

                                                      Allan S. Kalish (Chairman)
                                                      Barbara M. Henagan
                                                      Christopher C. Cole

         This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

Compensation Committee Interlocks and Insider Participation

         The Compensation and Stock Option Committee of the board is composed of Mr. Allan S. Kalish, Mr. Christopher C. Cole and Ms. Barbara M. Henagan. None of the members of the Compensation and Stock Option Committee were employees of the Company during the year ended December 31, 2000.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information as of July 20, 2001, as supplied to the Company, regarding the beneficial ownership of the common stock by all persons known to the Company who own more than 5% of the outstanding shares of the Company's common stock, each director of the Company, each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and all executive officers and directors as a group. Unless otherwise indicated, based on information provided to the Company by the directors, executive officers and principal stockholders, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                        Number of
                                          Shares
                                       Beneficially
Name*                                   Owned (1)        Percentage (2)
----                                    ---------        --------------

Christopher F. McConnell (3)             178,567              3.4%

Stephen Rade (4)                       1,023,650             19.8%

Ronald E. Badke (5)                       33,000                **

Christopher C. Cole (6)                   54,000              1.0%

Allan Kalish (7)                          55,000              1.1%

Barbara M. Henagan (8)                   176,131              3.4%

Bradley T. MacDonald (9)                  16,500                **

Directors and Officers as a group      1,536,849             29.7%
(7 persons)

-----------------------------
* The business address of each stockholder named in this table is Wireless Xcessories Group, Inc., 1840 County Line Road, Huntingdon Valley, PA 19006.

**   Less than 1%.

(1) For purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within 60 days.

(2) Percentage ownership is based on 5,181,030 shares of common stock outstanding on July 20, 2001. For purposes of computing the percentage of outstanding shares held by each such person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)  Includes exercisable options to purchase 22,500 shares.

(4)  Includes exercisable options to purchase 25,000 shares.

(5)  Consists of exercisable options to purchase 33,000 shares.

(6)  Includes exercisable options to purchase 21,000 shares.

(7)  Includes exercisable options to purchase 47,500 shares.

(8) Includes exercisable options to purchase 21,000 shares and 2,000 shares held in a trust for which she serves as a Trustee.

(9)  Includes exercisable options to purchase 16,500 shares.

Performance Graph

         The following graph compares the percentage change in cumulative total stockholder return on the Company's common stock, on a quarterly basis, from April 9, 1996 to the present with the cumulative total return over the same period of (i) the Russell 2000 Index and (ii) Peer Group which consists of U.S. Office Products Company, Kent Electronics Corp. and Brightpoint Inc. The Russell 2000 Index measures the performance of the 2,000 smallest companies within the 3,000 largest United States companies based on total market capitalization. HISTORIC STOCK PRICE IS NOT INDICATIVE OF FUTURE STOCK PRICE PERFORMANCE.

                      CUMULATIVE ANNUAL STOCKHOLDER RETURN
          WIRELESS XCESSORIES GROUP, INC., RUSSELL 2000 AND PEER GROUP
                 (PERFORMANCE RESULTS THROUGH DECEMBER 31, 2000)

                                     12/31/96      12/31/97      12/31/98      12/31/99      12/31/00
                                     --------      --------      --------      --------      --------
Wireless Xcessories Group, Inc.       $100.00       $64.14        $30.97        $29.36        $13.20
Russell 2000 Index                    $100.00       $105.17       $128.51       $125.00       $141.56
Peer Group (including RCHY)           $100.00       $81.08        $82.02        $27.06        $123.54

         Assumes that $100 was invested at the open of trading (January 1, 1996) in Wireless Xcessories Group, Inc. common stock, the Russell 2000 Index and the Peer Group and that all dividends are reinvested.

                              CERTAIN TRANSACTIONS

         In consideration for the acquisition of Tauber and Advanced Fox, the Company in April 1996 issued to Robert W. Tauber, a former director of the Company, 300,000 shares of common stock and a five-year option to purchase an additional 50,000 shares at $5.00 per share. The option expired on April 30, 2001 unexercised.

         The principal offices of Advanced Fox, which comprise approximately 7,000 square feet in Huntingdon Valley, Pennsylvania, were occupied under a month-to-month lease between the Company and Rade Limited Partnership, of which Mr. Rade and his wife are the partners. The lease, as amended with respect to additions to the facility, provides for an annual rent of $70,000 with the tenant obligated to pay the applicable real estate taxes and maintenance and insurance costs. The Company terminated this lease on April 30, 2000. Rental payments under the lease with Rade Limited Partnership for the twelve months ended December 31, 2000, 1999 and 1998 were $0, $76,462 and $76,000, respectively. The Company employs Susan Rade, wife of Stephen Rade, as the highest volume sales person with certain administrative functions. In this role, Mrs. Rade earns the bulk of her compensation as part of Company's sales incentive commission programs earning $329,981.06, $439,062.98 and $249,297.20 in the twelve months December 31, 2000, 1999 and 1998, respectively, including draws, commission and $36,000 salary for administrative duties.


PRIOR MANAGEMENT

         Messrs. Warren H. Haber, the former Chairman of the Board, and John L. Teeger, the former Vice President, Secretary and Director of the Company, were the sole stockholders, officers and directors of Founders Management Services, Inc. ("Founders"). Pursuant to the Management Agreement between Founders and the Company dated as of June 6, 1995, as subsequently amended, Founders was to provide advice and consultative services regarding management, overall strategic planning, acquisition policy, relations with commercial and investment banking institutions and stockholders matters to or on behalf of the Company. In addition to an annual base fee of $150,000 and a fee based on the Company's profits, Founders was entitled to receive originating fees with respect to acquisitions or financings for which it performed originating services. This fee was to be calculated by reference to the fee customarily charged by non-affiliated investment bankers or professional originators for transactions of similar size and nature. To determine the fees customarily charged, the Company was to review then current proxy statements and investment publications and consult with nonaffiliated investment bankers for the computation of originating fees in similar transactions as those in which the Founders' originating services have been employed. The amount of the fee was subject to the approval of a majority of the directors not affiliated with Founders. Founders received for its origination and consultation services in connection with the combination with Advanced Fox and Tauber a fee of $150,000; and in connection with the Battery Network acquisition and related financing of $13,000,000, a fee of $240,000 and five year warrants to purchase 100,000 shares of common stock at a price of $4.125 per share. These warrants were split equally by Messrs. Haber and Teeger as designees of Founders.

         In February 1998, the Management Agreement was revised by mutual consent to, among other things, eliminate the origination and incentive fee provisions of the original agreement. The revised agreement thereby limited fees that were payable to Founders to an annual fee of $150,000, payable monthly. Since June 1998, when Messrs. Haber and Teeger resigned as officers and directors of the Company, Founders has provided no services to the Company and the Company has not paid any fees to Founders. Although neither the Company nor Founders has formally terminated the Management Agreement, both parties have acted as if the Management Agreement has been terminated. Founders has initiated a lawsuit against the Company with respect to this Management Agreement, which the Company is contesting.

                            GENERAL AND OTHER MATTERS

         The board knows of no matter, other than as referred to in this proxy statement, which will be presented at the meeting. However, if other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them with their judgment in those matters.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and 10% holders are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during the year ended December 31, 2000, its directors, officers and 10% holders complied with all filing requirements under Section 16(a) of the Exchange Act, except for Stephen Rade, the President and Chief Executive Officer of the Company, who inadvertently failed to file seven reports on Form 4 during the year ended December 31, 2000 in connection with thirty-nine transactions. All transactions were accounted for as purchases and reported on a year-end Form 5 filing.

                                  ANNUAL REPORT

         The Annual Report of the Company, including financial statements, for the year ended December 31, 2000 is being mailed to stockholders with this proxy material.

                  STOCKHOLDER PROPOSALS -- 2001 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the annual meeting of stockholders in 2002 must be received by April 12, 2002, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. If any stockholder wishes to present a proposal to the 2002 annual meeting of stockholders that is not included in the Company's proxy statement for that meeting and fails to submit such proposal to the Secretary of the Company on or before July 27, 2002 then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in its proxy statement. Stockholder proposals should be directed to the Corporate Secretary, at the address of the Company set forth on the first page of this proxy statement.

                                             By order of the board of directors,

                                             /s/ Christopher F. McConnell
                                             ----------------------------
                                             Christopher F. McConnell
                                             Chairman of the Board of Directors
August 13, 2001

                                                                      Appendix A


                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER


PURPOSE
The primary function of the Audit Committee is to assist the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to the quality and integrity of the Company's financial reporting. The Audit Committee's primary duties and responsibilities are to:

o Serve as an independent and objective party to monitor the Company's financial reporting process and internal controls regarding finance, accounting, legal compliance and adherence to the Company's policies.

o  Appraise the independence and performance of the external auditors.

o Foster the continuous improvement of the Company's financial policies, procedures and practices.

o Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.


COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices and at least one member of the Committee shall have accounting or related financial management expertise.

MEETINGS
The Committee shall meet at least four times annually, or more frequently if necessary. The Committee shall meet separately at least annually with management, the director of internal audit and the independent auditors to discuss any matters the Committee or they believe should be discussed privately.

RESPONSIBILITIES AND DUTIES

General

o  Review and update the Committee's charter annually.

o Perform a self-assessment of the Committee's performance as compared to the charter annually.

o Record minutes of each meeting and report quarterly to the Board of Directors.

o If required, report to shareholders annually information relating to the Committee's charter, the Committee's fulfillment of responsibilities under the charter or conformity of the Company's financial statements with GAAP .

o Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committees shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

Independent Auditor

o  Review performance of independent auditors annually.

o Recommend to the Board the independent auditors to be nominated for the coming year.

o  Review the audit plan and approve associated fees.

o Ensure receipt of and review a written statement from the independent auditors delineating all relationships between the auditors and the Company (including a listing of all non-audit services rendered and related fees) to assure independence of the auditors.

o Direct attention of the auditors to specific matters deemed by the Committee to be of concern.

o Instruct the independent auditor that the Board of Directors, as the shareholders' representative, is the auditor's client.

o Inquire as to the auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the Company's accounting principles and the clarity of its financial disclosures.

o Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive.

o Discuss with the independent auditors any required communications after completion of annual audit or quarterly reviews prior to filing financial statements with the SEC.

GENERAL COUNSEL

o Review any legal or regulatory matters that may have a material impact on the financial reports of the Company.

o Discuss actions taken to ensure compliance with applicable laws, regulations and the Company's code of ethics.

MANAGEMENT AND INDEPENDENT AUDITORS

o Discuss significant risks or exposures and assess the steps management has taken to minimize such risk.

o Discuss adequacy of internal controls including computerized information system controls and any significant findings during the course of audits.

o Review recommendations of the independent and internal auditors together with management's response.

o Review the adequacy of internal controls and procedures related to executive travel and entertainment and related party transactions

o Discuss any material disagreements or difficulties encountered in the course of audit work, including any restrictions of the scope of work or access to required information.

o Review the financial statements and footnotes contained in the annual report prior to issuance to shareholders.

o Review all Forms 10-K and 10-Q and discuss with independent auditors prior to filing with the SEC.

o  Approve any changes in accounting principles.

o Review and discuss with independent auditors competency of accounting and financial human resources.

====================================================================================================================================


                                                  WIRELESS XCESSORIES GROUP, INC.
                                         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Stephen Rade and Christopher F. McConnell and either of them, with full power of substitution, as attorneys for and in the name, place and stead of the undersigned, to vote all the shares of the Common Stock of WIRELESS
XCESSORIES GROUP, INC. owned or entitled to be voted by the undersigned as of the record date, at the Annual Meeting of Stockholders of said Company scheduled to be held on September 10, 2001 at 1840 County Line Road, Huntingdon Valley, Pennsylvania, at 10:00 A.M.,
Eastern Time, or at any adjournment or adjournments of said meeting, on the following proposals as indicated:

     THIS PROXY IF PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN ACCORDANCE WITH THE DIRECTION SPECIFIED ON THE REVERSE SIDE
HEREOF. IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE HEREOF
OR THEIR SUBSTITUTES AS DESIGNATED BY THE BOARD OF DIRECTORS AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS THE
AUDITORS FOR FISCAL YEAR 2001.

                                             CONTINUED AND TO BE SIGNED ON REVERSE SIDE


====================================================================================================================================

====================================================================================================================================
A  [X]  Please mark your
        votes as in this
        example using
        dark ink only.

------------------------------------------------------------------------------------------------------------------------------------
                         WITHHOLD         (Except as marked to the contrary)
       FOR              AUTHORITY
  all nominees   to vote for all nominees
listed at right      listed at right           Nominees: Christopher F.      (2) TO RATIFY THE SELECTION    FOR    AGAINST   ABSTAIN
      [  ]                 [  ]                          McConnell, Bradley      OF BDO SEIDMAN, LLP AS     [  ]     [  ]      [  ]
                                                         T. MacDonald,           THE AUDITORS FOR FISCAL
1. THE ELECTION OF SIX DIRECTORS OF THE COMPANY, EACH    Barbara M. Henagan,     YEAR 2001.
   OF WHOM IS TO HOLD OFFICE UNTIL THE NEXT ANNUAL       Allan S. Kalish,
   MEETING OF STOCKHOLDERS AND UNTIL THE DUE ELECTION    Stephen Rade and
   AND QUALIFICATION OF HIS OR HER SUCCESSOR.            Christopher C. Cole


(instruction: To withhold authority to vote for any individual, strike a line through the nominee's name in the list at right.)
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____________________________________ Dated:_____________, 2001          ________________________________ Dated:  _____________, 2001
            Signature                                                       Signature if held jointly

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting of any adjournments thereof. PLEASE SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE
IS NECESSARY IF MAILED IN THE UNITED STATES.

====================================================================================================================================